CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FTI Consulting, Inc.
Eric Boyriven, Matt Steinberg
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

-- Sales and Orders of $254.6 Million and $279.5 Million, Respectively --
-- Operating Income of $22.0 Million --
-- Earnings Per Share of $0.16 --

ATLANTA, Georgia, July 25, 2012 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the second quarter ended July 1, 2012.

Sales for the second quarter of 2012 were $254.6 million, compared with sales of $267.6 million in the second quarter of 2011, a decline of 4.9%.  Approximately 3% of the sales decrease was related to fluctuations in currency exchange rates relative to the year ago period.  Operating income for the second quarter of 2012 was $22.0 million, or 8.7% of sales, compared with last year’s second quarter operating income of $26.1 million, or 9.8% of sales.  Net income in the second quarter of 2012 was $10.3 million, or $0.16 per share, compared with net income of $12.8 million, or $0.20 per share, in the second quarter of 2011.

“The best news of the quarter was the resurgence of our Americas modular business, as it turned in record second quarter sales and significantly improved its profitability on a sequential basis versus the first quarter,” said Daniel T. Hendrix, Chairman and Chief Executive Officer.  “We experienced strong demand across many of the commercial segments we serve in the U.S., and we saw continued growth within our FLOR consumer business, due both to new store openings and same-store growth.  Sales in our Europe modular business were down only 2% year-over-year in local currencies in a tough operating environment, but the negative currency impact resulted in a steeper decline of 13% year-over-year as reported in U.S. dollars.  Most of this market’s difficulties were found in Southern Europe, partially offset by relative stability in Germany, Holland and the U.K.  Soft market conditions persisted in Asia-Pacific, primarily due to reduced spending by multinational corporations, and we were faced with a very tough year-over-year sales comparable in Australia.  Nevertheless, with solid operational execution, we continued to generate very respectable profitability in the region.”

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Our efforts to reduce operating costs have been a key aspect of our ability to generate solid financial performance in a challenging market.  Combined with the impact of our selling price increases from March, these efforts once again contributed to sequential improvement in gross margin to 33.2% from 32.7% in the first quarter.  As a percentage of sales, SG&A declined sequentially to 24.6% from 25.5% in the first quarter, while operating margins expanded significantly from first quarter levels to 8.7%.  Going forward, we expect to see additional benefits from our cost reduction efforts, as the full benefit of savings from the closing of our Shelf facility take hold in the second half of the year.”

For the first six months of 2012, sales were $487.4 million, compared with $513.0 million for the same period a year ago, a decline of 5.0%.  Operating income for the 2012 six-month period was $22.6 million, or 4.6% of sales.  Excluding a previously announced $16.3 million restructuring and asset impairment charge in the first quarter of 2012, operating income for the 2012 six-month period was $38.9 million, or 8.0% of sales, compared with operating income for the 2011 six-month period of $47.7 million, or 9.3% of sales.  Net income in the first six months of 2012 was $4.3 million, or $0.07 per diluted share.  Excluding the aforementioned restructuring and asset impairment charge, net income for the 2012 six-month period was $16.5 million, or $0.26 per diluted share, compared with net income in the year-ago period of $22.6 million, or $0.35 per diluted share.

Mr. Hendrix concluded, “Orders for the second quarter totaled $280 million, once again outpacing sales and strengthening our backlog.  While the overseas markets remain challenging, we have seen evidence in July that demand trends in Europe are potentially beginning to stabilize.  Meanwhile, strong demand trends in our U.S. commercial markets have continued, and we will further execute our expansion strategy for FLOR, with plans to add another seven stores by the end of September.  Strategically, we remain focused on ensuring our capital commitments return the greatest value for the business, as we continue to lead the secular shift to carpet tile.”

The Company will host a conference call tomorrow morning, July 26, 2012, at 9:00 a.m. Eastern Time, to discuss its second quarter 2012 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://edge.media-server.com/m/p/y2n47ev7/lan/en or through the Company’s website at: http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	07/01/12	07/03/11	07/01/12	07/03/11

Net Sales	$254,607	$267,640	$487,367	$513,042
Cost of Sales	170,012	172,865	326,569	331,339
Gross Profit	84,595	94,775	160,798	181,703
Selling, General & Administrative Expenses	62,562	68,638	121,930	134,038
Restructuring and Asset Impairment Charge	--	--	16,316	--
Operating Income	22,033	26,137	22,552	47,665
Interest Expense	6,139	6,783	12,792	13,439
Other Expense, Net	274	171	711	49
Income Before Taxes	15,620	19,183	9,049	34,177
Income Tax Expense	5,362	6,369	4,725	11,539
Net Income	$10,258	$12,814	$4,324	$22,638

Earnings Per Share – Basic	$0.16	$0.20	$0.07	$0.35

Earnings Per Share – Diluted	$0.16	$0.20	$0.07	$0.35

Common Shares Outstanding – Basic	65,952	65,398	65,701	65,108
Common Shares Outstanding – Diluted	66,128	65,677	65,868	65,363

Orders Received	$279,500	$289,900	$528,500	$542,100
Backlog (as of 07/01/12 and 07/03/11, respectively)			$164,000	$143,500

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	07/01/12	01/01/12
Assets
Cash	$36,878	$50,635
Accounts Receivable	141,132	156,170
Inventory	173,684	166,073
Other Current Assets	36,020	33,106
Total Current Assets	387,714	405,984
Property, Plant & Equipment	190,652	190,119
Other Assets	173,204	176,169
Total Assets	$751,570	$772,272

Liabilities
Accounts Payable	$56,891	$55,289
Accrued Liabilities	85,072	93,884
Total Current Liabilities	141,963	149,173
Senior and Senior Subordinated Notes	283,070	294,507
Other Long-Term Liabilities	45,673	47,553
Total Liabilities	470,706	491,233
Shareholders’ Equity	280,864	281,039
Total Liabilities and Shareholders’ Equity	$751,570	$772,272

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Six Months Ended
(In millions)	07/01/12		07/03/11		07/01/12		07/03/11

Net Income		$10.2		$12.8		$4.3		$22.6
Depreciation and Amortization		7.3		8.6		14.8		21.2
Deferred Income Taxes and Other Non-Cash Items		0.9		2.5		(2.3)		3.3
Change in Working Capital
Accounts Receivable	(17.2)		(14.6)		14.7		(8.0)
Inventories	(5.8)		(9.7)		(9.6)		(30.0)
Prepaids and Other Current Assets	1.8		1.3		(2.5)		(4.1)
Accounts Payable and Accrued Expenses	1.9		(4.1)		4.0		(26.4)
Cash Provided from (Used in) Operating Activities		(0.9)		(3.2)		23.4		(21.4)
Cash Used in Investing Activities		(11.5)		(9.0)		(22.9)		(20.8)
Cash Used in Financing Activities		(12.8)		(0.6)		(14.0)		(0.5)
Effect of Exchange Rate Changes on Cash		(1.0)		0.4		(0.3)		0.7
Net Decrease in Cash		$(26.2)		$(12.4)		$(13.8)		$(42.0)

INTERFACE REPORTS SECOND QUARTER 2012 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Six Months Ended
	07/01/12	07/03/11	% Change	07/01/12	07/03/11	% Change
Net Sales
Modular Carpet	$229.5	$240.6	(4.6)%	$439.6	$459.8	(4.4)%
Bentley Prince Street	25.1	27.1	(7.4)%	47.8	53.2	(10.2)%
Total	$254.6	$267.7	(4.9)%	$487.4	$513.0	(5.0)%

Operating Income (Loss)
Modular Carpet	$24.0	$26.9	(10.8)%	$25.1	$52.3	(52.0)%
Bentley Prince Street	(1.2)	0.1	*	(1.8)	(0.1)	*
Corporate Expenses, Income and Eliminations	(0.8)	(0.9)	11.1%	(0.7)	(4.5)	84.4%
Total	$22.0	$26.1	(15.7%)	$22.6	$47.7	(52.6)%

*not meaningful

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Six Months Ended
07/01/12
Operating Income, Excluding Restructuring and Asset Impairment Charges	$38.9
Restructuring and Asset Impairment Charges	(16.3)
Operating Income, As Reported	$22.6

Six Months Ended
07/01/12
Net Income, Excluding Restructuring and Asset Impairment Charges	$16.5
Restructuring and Asset Impairment Charges (net of tax of $4.1 million)	(12.2)
Net Income, As Reported	$4.3

Six Months Ended
07/01/12
Earnings Per Share, Excluding Restructuring and Asset Impairment Charges	$0.26
Restructuring and Asset Impairment Charges Per Share, After Tax	(0.19)
Earnings Per Share, As Reported	$0.07

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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